Exhibit 4.05

SOUTHWESTERN PUBLIC SERVICE COMPANY

and

JPMORGAN CHASE BANK, N.A.
as Successor to

THE CHASE MANHATTAN BANK,
as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of

Supplementing the Indenture

Dated as of February 1, 1999

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of [•] is between SOUTHWESTERN PUBLIC SERVICE COMPANY, a New Mexico corporation (hereinafter called the “Issuer” or the “Company”), having its principal office at Tyler at Sixth Street, Amarillo, Texas 79101, and JPMORGAN CHASE BANK, N.A, as successor to THE CHASE MANHATTAN BANK, as Trustee (hereinafter called the “Trustee”), having its office at 4 New York Plaza, 15th Floor, New York, New York 10004.

Recitals of the Issuer

The Issuer and the Trustee have heretofore entered into an Indenture, dated as of February 1, 1999, a First Supplemental Indenture, dated as of March 1, 1999, a Second Supplemental Indenture dated as of October 1, 2001 and a Third Supplemental Indenture dated as of October 1, 2003 (such Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Supplemental Indenture, being hereinafter referred to as the “Indenture”), relating to the issuance at any time or from time to time of its Securities on terms to be specified at the time of issuance. Terms used and not otherwise defined herein shall (unless the context otherwise clearly requires) have the respective meanings given to them in the Indenture.

The Indenture provides in Article Two thereof that, prior to the issuance of Securities of any series, the form of such Securities and the terms applicable to such series shall be established in, or pursuant to, the authority granted in a resolution of the Board of Directors (delivered to the Trustee in the form of a Bond Resolution) or established in one or more indentures supplemental thereto.

The Issuer desires by this Supplemental Indenture, among other things, to establish the form of the Securities of a series, to be titled Series [•] Senior Notes, [•]% due [•] of the Issuer, and to establish the terms applicable to such series, pursuant to Sections 2.01 and 10.01 of the Indenture. The Issuer has duly authorized the execution and delivery of this Supplemental Indenture.

Article Ten of the Indenture provides that the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time amend the Indenture without the consent of Securityholders for certain purposes enumerated in Section 10.01 thereof, including purposes set forth in subsection (4) of said Section 10.01.

The execution and delivery of this Supplemental Indenture by the parties hereto are in all respects authorized by the provisions of the Indenture. All things necessary have been done to make this Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms.

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, as follows:

ARTICLE I.

ESTABLISHMENT OF SERIES [•] NOTES, [•]% DUE [•]

Section 1.01. The title of the series of the Securities established by this Supplemental Indenture shall be Series [•] Senior Notes, [•]% due [•] of the Issuer (hereinafter called the “Series [•] Notes”). The Series [•] Notes shall be issued in registered form substantially in the form set forth in Exhibit A hereto (which is hereby incorporated herein and made a part hereof), subject to changes in the form thereof made by the Issuer and acceptable to the Trustee.

Section 1.02. The Series [•] Notes shall be limited to $[•] in aggregate principal amount.

Section 1.03. The Series [•] Notes may be issued in whole or in part as one or more Global Securities and The Depository Trust Company, or a nominee thereof, shall be the Depository for such Global Security or Global Securities. The Depository for such Global Security or Global Securities representing Series [•] Notes may surrender one or more Global Securities representing Series [•] Notes in exchange in whole or in part for individual Series [•] Notes on such terms as are acceptable to the Issuer and such Depository and otherwise subject to the terms of Section 2.12 of the Indenture.

Section 1.04. The Issuer hereby appoints, or confirms the appointment of, JPMorgan Chase Bank, N.A., as the initial Trustee, Transfer Agent and Paying Agent, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Issuer to appoint additional agents (including Paying Agents).

Section 1.05. The terms of the Series [•] Notes shall be as set forth in Exhibit A hereto, and shall include the payment and other terms reflected on the Series [•] Notes as actually executed, authenticated and delivered under the Indenture.

ARTICLE II.

MISCELLANEOUS

Section 2.01. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 2.02. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 2.03. This Supplemental Indenture may be executed in any number of counterparts, and on separate counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 2.04. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture

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Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

Section 2.05. The Article headings herein are for convenience only and shall not affect the interpretation hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested as of the [•] day of [•], [•].

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:

Name:
Title:

[Seal]

Attest:

Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:

Authorized Signatory
Name:
Title:

[Seal]

Attest:

Name:
Title:

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EXHIBIT A

CUSIP: [•]	$

THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOUTHWESTERN PUBLIC SERVICE COMPANY

Series [•] Senior Notes, [•]% due [•]

Southwestern Public Service Company promises to pay to                        or registered assigns the principal sum of                        Dollars on [•].

Interest Payment Dates:                 [•] and [•]

Record Dates:                     [•] and [•]

SOUTHWESTERN PUBLIC SERVICE COMPANY

Series [•] Senior Notes, [•]% due [•]

1. Interest.

Southwestern Public Service Company (“Company”), a corporation organized and existing under the laws of the State of New Mexico, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest on [•] to the holder of record on [•] and on [•] to the holder of record on [•] of each year commencing [•], 2006. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [•]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment.

The Company will pay interest on this Note to the person who is the registered Holder of the Note at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. This Note must be surrendered to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to the Holder’s registered address.

3. Bond Agents.

Initially, JPMorgan Chase Bank, N.A., 2001 Bryan Street, 9th Floor, Dallas, Texas  75201 Attention: Institutional Trust Services, will act as Paying Agent and Transfer Agent. The Company may change any Paying Agent or Transfer Agent without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4. Indenture.

This Note is one of a series of securities issued under an Indenture dated as of February 1, 1999 (“Indenture”) between the Company and JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank (“Trustee”). The terms of this Note include those stated in the Indenture including in the Fourth Supplemental Indenture dated as of [•] creating the Notes of this series and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Supplemental Indenture and the Act for a statement of such terms.

5. Redemption.

[To be provided]

6. Notice of Redemption.

Notice of redemption will be mailed at least 30 days before the date fixed for redemption to the Holder hereof to be redeemed at such Holder’s registered address.

A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

7. Denominations, Transfer, Exchange.

The Notes of this series are in registered form without coupons in denominations of $1000 and whole multiples of $1000. The transfer of this Note may be registered and this Note may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of this Note or portion thereof selected for redemption. Also, it need not exchange or register the transfer of this Note for a period of 15 days before a selection of Securities to be redeemed.

8. Persons Deemed Owners.

The registered holder of this Note may be treated as its owner for all purposes.

9. Amendments and Waivers.

Subject to certain exceptions, the Indenture or the Notes of this series may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Notes of this series may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

10. Restrictive Covenants.

The Notes of this series are unsecured general obligations of the Company limited to $[•] principal amount. The Indenture does not limit other unsecured debt.

11. Successors.

When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

12. Defeasance Prior to Redemption or Maturity.

Subject to certain conditions as set forth in Article 8 of the Indenture, the Company at any time may terminate some or all of its obligations under this Note and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on this Note to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

13. Defaults and Remedies.

An Event of Default includes: default for 60 days in payment of interest on the Notes of this series; default in payment of principal on the Notes of this series; default by the Company for 90 days after notice to it in the performance of any of its other agreements applicable to the Notes of this series; certain events of bankruptcy or insolvency; and any other Event of Default provided for in this series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes of this series may declare the principal of all the Notes of this Series to be due and payable immediately.

The Securityholders of a majority in principal amount of Notes of this series may, by notice to the Trustee, rescind an acceleration so long as the rescission would not conflict with any judgment or decree and if all existing events of default on the Notes of this series have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.

Securityholders may not enforce the Indenture or the Notes of this series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes of this series. Subject to certain limitations, holders of a majority in principal amount of the Notes of this series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

14. Trustee Dealings with Company.

JPMorgan Chase Bank, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder hereof by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

16. Authentication.

This Note shall not be valid until authenticated by a manual signature of the Trustee.

17. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gifts to Minors Act).

The Company will furnish to the Holder hereof upon written request and without charge a copy of the Indenture including the Supplemental Indenture, which contains the text of this Note in larger type. Requests may be made to: Southwestern Public Service Company, c/o Xcel Energy Inc., 800 Nicollet Mall, Suite 2900, Minneapolis, Minnesota 55402, Attention:  Corporate Secretary.

Dated: [•]

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:

Name:
Title:

Attest:

By:

Name:
Title:

(Seal)

Authenticated: JPMORGAN CHASE BANK, N.A.,

By:

Authorized Signature
Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint         agent to transfer this Note on the books of the Company. That agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of This Note)